Exhibit 10

                            GESTION ANDRE LEROUX INC.

                                     - and -

                              RUSTICO CAPITAL INC.

                                     - and -

                              9089-0260 QUEBEC INC.

                                     - and -

                                  LISE TANGUAY

                                     - and -

                                  RICHARD DUBE

                                     - and -

                                   DEAN KELLEY

                                   as Vendors



                                     - and -

                          GLACIER WATER SERVICES, INC.

                                  as Purchaser



--------------------------------------------------------------------------------



                            SHARE PURCHASE AGREEMENT


                                 October 7, 2005

                                TABLE OF CONTENTS

Title                                                                       Page
-----                                                                       ----

ARTICLE 1      INTERPRETATION..................................................2
  1.1    Definitions...........................................................2
  1.2    Construction..........................................................9
  1.3    Certain Rules of Interpretation.......................................9
  1.4    Computation of Time...................................................9
  1.5    Performance on Business Days.........................................10
  1.6    Currency and Payment.................................................10
  1.7    Accounting Terms.....................................................10
  1.8    Schedules............................................................10

ARTICLE 2      PURCHASE AND SALE OF PURCHASED SHARES..........................11
  2.1    Purchase and Sell....................................................11
  2.2    Purchase Price Allocation............................................11
  2.3    Payment of Purchase Price............................................11
  2.4    Adjustment to the Adjustment Amount based upon the Indebtedness and the Closing Working Capital.....................................12
  2.5    Payment of the Adjustment to the Initial Payment.....................12
  2.6    Letters of Credit....................................................14

ARTICLE 3      CLOSING ARRANGEMENTS...........................................14
  3.1    Closing..............................................................14
  3.2    Vendors' Closing Deliveries..........................................14
  3.3    Purchaser's Closing Deliveries.......................................15
  3.4    Purchaser's Conditions...............................................16
  3.5    Vendors' Conditions..................................................18

ARTICLE 4      REPRESENTATIONS AND WARRANTIES.................................19
  4.1    Representations and Warranties of the Vendors........................19
  4.2    Representations and Warranties of the Purchaser......................33
  4.3    Survival of Representations, Warranties and Covenants of
          the Vendors.........................................................34
  4.4    Survival of the Representations, Warranties and Covenants of
          the Purchaser.......................................................35

ARTICLE 5      INDEMNIFICATION................................................35
  5.1    Indemnification by the Vendors.......................................35
  5.2    Indemnification by the Purchaser.....................................36
  5.3    Obligation to Reimburse..............................................36
  5.4    Notice of Claim......................................................37
  5.5    Direct Claims........................................................37
  5.6    Third Party Claims...................................................37
  5.7    Settlement of Third Party Claims.....................................38
  5.8    Co-Operation.........................................................39
  5.9    Gross-up.............................................................39


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

  5.10   Franchise............................................................39
  5.11   Set off..............................................................39

ARTICLE 6      COVENANTS OF THE PARTIES.......................................40
  6.1    Public Announcements.................................................40
  6.2    Expenses.............................................................40
  6.3    Assumed Liabilities..................................................40
  6.4    Due Diligence Review.................................................40
  6.5    Release of Suretyship (Guarantee)....................................40
  6.6    Termination of the Consulting Agreement signed by Mr.
          Mathieu Dube........................................................41

ARTICLE 7      GENERAL........................................................42
  7.1    No Third Party Beneficiary...........................................42
  7.2    Entire Agreement.....................................................42
  7.3    Non-Merger...........................................................42
  7.4    Time of Essence......................................................42
  7.5    Amendment............................................................43
  7.6    Waiver of Rights.....................................................43
  7.7    Jurisdiction.........................................................43
  7.8    Governing Law........................................................43
  7.9    Notices..............................................................43
  7.10   Assignment...........................................................45
  7.11   Further Assurances...................................................45
  7.12   Severability.........................................................46
  7.13   Successors and Assigns...............................................46
  7.14   Counterparts.........................................................46
  7.15   Effective Date.......................................................46
  7.16   Language.............................................................46

SHARE PURCHASE AGREEMENT dated October 7, 2005

BETWEEN: GESTION ANDRE LEROUX INC., a business corporation constituted under the laws of the Province of Quebec, having its head office at 1992 Jean-Paul Riopelle Street, Longueuil, Quebec, J4N 1P6;

               (hereinafter "Gestion Leroux")

AND:           RUSTICO CAPITAL INC., a business  corporation  constituted  under
               the   laws  of   Canada,   having   its  head   office   at  4842
               Sainte-Catherine West Street, Westmount, Quebec, H3Z 1T1;

               (hereinafter "Rustico")

AND: 9089-0260 QUEBEC INC., a business corporation constituted under the laws of the Province of Quebec, having its head office at 1072 Richelieu Street, St-Marc-sur-Richelieu, Quebec, J0L 2E0;

               (hereinafter "9089")

AND: Ms. LISE TANGUAY, businesswoman, domiciled and residing at 1042 Charcot Street, Condo #406, Boucherville, Quebec, J4B 8R4;

               (hereinafter "Tanguay")

AND: Mr. RICHARD DUBE, businessman, domiciled and residing at 954 Arthur Buies Street, Sainte-Julie, Quebec, J3E 4V3;

               (hereinafter "Dube")

AND: Mr. DEAN KELLEY, businessman, domiciled and residing at 505 St-Alexandre Street, apt. 40, Longueuil, Quebec, J4G 3G3;

               (hereinafter "Kelley")

AND: GLACIER WATER SERVICES, INC., a business corporation constituted under the laws of the State of Delaware, USA, having its head office at 1385, Park Center Drive, Vista, California, 92081, United States;

RECITALS:

WHEREAS Bi-Eau Pure has wound-up all of its assets into B.P. Water which assumes also all of the liabilities and obligations of Bi-Eau Pure pursuant to the terms of the wind-up agreement dated October 3rd, 2005;

WHEREAS   Gestion  Bi-Eau  Pure  inc.  /  Bi-Eau  Pure   Management   inc.  (the
"Corporation") is a corporation resulting from the amalgamation of B.P. Water , Sagard and SDLT;

WHEREAS, the Vendors together own 100% of the issued and outstanding shares in the capital of Corporation;

WHEREAS, the Corporation is engaged in the business of providing water to consumers through self-service vending machines in the Canadian market (the "Business"); and

WHEREAS, the Purchaser desires to purchase and the Vendors desire to sell 100% of the issued and outstanding shares of the Corporation, all on and subject to the terms set forth in this Agreement;

THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  Definitions

     In this Agreement, including the Recitals to this Agreement, unless the context otherwise requires:

     (1) "Affiliate", with respect to the relationship between two or more corporations, has the meaning attributed to "affiliated bodies corporate" under the Canada Business Corporations Act as of the date of this Agreement and, with respect to the relationship between two or more Persons (including corporations), a Person is deemed to be an Affiliate of another Person if one of them is controlled by the other or if both are controlled by the same Person, and "Affiliated" has a corresponding meaning.

     (2) "Agreement" means this share purchase agreement, including all Schedules to this share purchase agreement, as amended, supplemented, restated and replaced from time to time in accordance with its provisions.

     (3) "Applicable Law" means (a) any domestic or foreign statute, law (including common and civil law), code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; any regulatory policy, practice or guideline; or (c) any permit of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of that Person.

     (4) "Approvals" means franchises, licences, qualifications, authorizations, consents, certificates, registrations, exemptions, waivers, filings, grants, notifications, privileges, rights, orders, judgements, rulings, directives, permits, and other permits and approvals.

     (5) "Assets" means all of the assets, properties, goodwill and rights of every kind and description, moveable and immoveable, real and personal, tangible and intangible, wherever situated, of the Corporation.

     (6)  "Base Financial Statements" has the meaning attributed to that term in
          Section 4.1(28).

     (7) "Bi-Eau Pure" means 9161-1293 Quebec Inc. formerly known as Gestion Bi-Eau Pure Inc.

     (8) "Books and Records" means all books, records, files and papers of the Corporation, including computer programs (including source codes and software programs), computer manuals, computer data, financial and tax working papers, financial and tax books and records, business reports, business plans and projections, sales and advertising materials, sales and purchases records and correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel and employment records, minute and share certificate books, and all copies and recordings of the foregoing.

     (9) "B.P. Water" means formerly B.P. Water Treatment Warehouse Inc., continued as of October 3, 2005 into the Corporation.

     (10) "Business" has the meaning attributed to that term in the Recitals.

     (11) "Business Day" means any day, except Saturdays and Sundays, on which banks are generally open for business in Montreal, Canada and in Los Angeles, California, United States of America.

     (12) "Charter of the French Language" means the Charter of the French Language, R.S.Q., chapter C-11, as amended from time to time.

     (13) "Claim" means: (a) any suit, action, dispute, investigation, claim, arbitration, order, summons, citation, directive, ticket, charge, demand or prosecution, whether legal or administrative; (b) any other proceeding; or (c) any appeal or application for review; including before or by any Governmental Authority.

     (14) "Closing" means the completion of the Transactions.

     (15) "Closing Date" means October 7th, 2005 or such other date for the Closing as the Parties may agree.

     (16) "Closing Financial Statements" means the audited financial statements of the Corporation prepared in accordance with GAAP for the period commencing on February 1, 2005 and ending on the Closing Date.

     (17) "Closing Working Capital" means, as of the Closing Date, the current assets of the Corporation minus the current liabilities of the Corporation, in each case determined in accordance with GAAP, applied consistently with the financial statements of Bi-Eau Pure for the year ended January 31st, 2005. For greater certainty, the Closing Working Capital shall be calculated as specified in Schedule 2.5 attached hereto.

     (18) "Constating Documents" means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum of association, letters patent, supplementary letters patent, by-laws, partnership agreement, limited liability company agreement or other similar document.

     (19) "Contract" means any agreement, contract, indenture, lease, deed of trust, licence, option, undertaking, promise or any other commitment or obligation, whether oral or written, express or implied, other than a permit.

     (20) "Corporation" has the meaning attributed to that term in the Recitals.

     (21) "Direct Claim" has the meaning attributed to that term in Section 5.4(1).

     (22) "Creditors": means collectively Banque Laurentienne du Canada, Banque de Developpement du Canada, Investissement Quebec and Caisse Populaire Desjardins de l'Ouest de Longueuil;

     (23) "Domain Names" means computer addresses for a reserved site on the Internet.

     (24) "Employment Agreement" means the Employment Agreement to be entered into between Stephane Dube and the Corporation on the Closing Date.

     (25) "Encumbrance" means any hypothec, pledge, encumbrance, lien, charge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, option, right of pre-emption, privilege or any matter capable of registration against title or any Contract to create any of the foregoing.

     (26) "Environmental Laws" means all applicable statutes, regulations, ordinances, by-laws, and codes in existence in Canada (whether federal, provincial or municipal) relating to the protection and preservation of the environment, occupational health and safety, product safety, product liability or Hazardous Substances.

     (27) "Financial  Statements"  has the  meaning  attributed  to that term in
          Section 4.1(28).

     (28) "GAAP" means generally accepted accounting principles in effect from time to time in Canada.

     (29) "Governmental Authority" means any federal, provincial, state, territorial, local, regional, municipal, or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government.

     (30) "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, any contaminant, toxic substance, dangerous goods or pollutant or any other substance which when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health as the whole is regulated under any laws or court orders.

     (31) "Immoveable Property" means the immoveable property of the Corporation and any title or interest therein, all of which are described in
          Schedule 4.1(16) attached hereto.

     (32) "Indebtedness" means, as of the Closing Date, any indebtedness of the Corporation, whether having a maturity of greater than, less than or equal to one year, as determined in accordance with GAAP, applied consistently with the financial statements of Bi-Eau Pure for the year ended January 31st, 2005, with the exception of the Term Loan Agreement related to the Immoveable Property, the redeemable preferred shares, the Line of Credit and the Consulting Agreement entered into as of January 1st, 2001 between Bi-Eau Pure and Mr.Mathieu Dube. For greater certainty, Indebtedness includes only the debts mentioned in
          Schedule 2.5 attached hereto as well as any debt owed to Investissement Quebec and Banque Laurentienne du Canada guaranteed by hypothec on the Inmmoveable Property.

     (33) "Indemnified  Party  " has the  meaning  attributed  to  that  term in
          Section 5.3.

     (34) "Indemnifying  Party"  has the  meaning  attributed  to  that  term in
          Section 5.3.

     (35) "Intellectual Property" means all trade marks, trade names, domain names, business names, patents, inventions, know-how, copyrights, industrial designs and all other industrial or intellectual property owned or used by the Corporation in carrying on the Business in Canada and all applications therefore and all goodwill connected therewith, including all licences and all like rights used by or granted to the Corporation in connection with the Business and all rights to register or otherwise apply for the protection on any of the foregoing.

     (36) "Interim Financial Statements" has the meaning attributed to that term in Section 4.1(28).

     (37) "IP License" means any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement of or remuneration for any Intellectual Property or Software.

     (38) "Knowledge" of a Person means the knowledge of such Person, after due inquiry, or, 2in the case of a corporate entity, such knowledge, after due inquiry, of its chief executive officer and any other officer responsible for the matter at issue.

     (39) "Line of Credit" means the variable credit facility for up to an amount of $135,000 entered into between Bi-Eau Pure and Caisse Populaire Desjardins de l'Ouest de Longueuil dated as of August 18, 2005.

     (40) "Losses" means, in respect of any matter, all Claims, demands, losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising as a consequence of that matter, including any reduction in the value of the Purchased Shares resulting from a misrepresentation or breach of warranty or covenant or other obligation.

     (41) "Material Adverse Effect" means a material adverse effect on the (i) Business, results of operation or financial condition of the Corporation, or (ii) ability of the Corporation to perform its obligations under this Agreement.

     (42) "Non-Competition Agreements" means the separate non-competition agreements to be entered into by each of the Vendors, Andre Leroux, Paul King and Miguel Doyon with the Purchaser and the Corporation on the Closing Date.

     (43) "Ordinary Course" means, with respect to an action taken by a Person, that the action is consistent with the past practices of the Person and is taken in the normal day-to-day operations of the Person.

     (44) "Outstanding IP License" means any IP License by or to the Corporation or to which the Corporation is otherwise a party, or by which the Corporation or any of its Intellectual Property, Software or other property is subject or bound.

     (45) "Parties" means collectively, Gestion Leroux, Rustico, 9089, Tanguay, Dube, Kelley and the Purchaser, and "Party" means any of them.

     (46) "Permitted Encumbrances" means:

          a) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations, except for liens, charges and privileges related to Taxes;

          b) statutory liens, charges, adverse Claims, security interests or Encumbrances of any nature whatsoever claimed or held by any Governmental Authority that have not at the time been filed or registered against the title to the asset or served on the Corporation or either Vendor pursuant to Applicable Law or that relate to obligations not due or delinquent, except for statutory liens, charges, adverse Claims, security interests or Encumbrances related to Taxes;

          c) assignments of insurance provided to landlords or their mortgagees or hypothecary creditors pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of that lease;

          d) security given in the Ordinary Course to any public utility or Governmental Authority in connection with the operations of the Business, other than security for borrowed money;

          e) such minor imperfections in title as do not detract in any material respect from the value or utility of the subject property in the operation of the Business; and

          f)   the Permitted Encumbrances described in Schedule 1.1(46)f).

     (47) "Person" is to be broadly interpreted and includes an individual, a corporation, a partnership, a joint venture, a trust, an association, an unincorporated organization, a Governmental Authority, an executor or administrator or other legal or personal representative, or any other juridical entity.

     (48) "Purchase  Price" has the meaning  attributed  to that term in Section
          2.2.

     (49) "Purchased Shares" means 100% of the issued and outstanding shares in the capital of the Corporation as described in Schedule 1.1(49).

     (50) "Purchaser" means Glacier Water Services, Inc., a company incorporated under the laws of the State of Delaware (USA).

     (51) "Reorganization" means the winding-up of Bi-Eau Pure into B.P. Water and the amalgamation of B.P. Water, Sagard and SDLT pursuant to the terms and conditions set forth in the Amalgamation Agreement attached hereto as Schedule 1.1(51), the whole of which shall occur prior to the Closing.

     (52) "Representatives" means, with respect to any Party, its Affiliates and, if applicable, its and their respective directors, officers, employees, agents and other representatives and advisors.

     (53) "Retained Accountants" means KPMG doing business in Montreal.

     (54) "Sagard" means formerly Investissements Sagard Inc., continued as of October 3, 2005 into the Corporation.

     (55) "SDLT" means formerly Societe Immobiliere S.D.L.T. Inc., continued as of October 3, 2005 into the Corporation.

     (56) "Software" means source or object code instructions for controlling the operation of a central processing unit or computer, and computer files containing data.

     (57) "Tax Act" or any reference to a specific provision thereof means the Income Tax Act (Canada) and legislation of any legislature of any province or territory of Canada (including the Taxation Act (Quebec)) and any regulations thereunder in force of like or similar effect.

     (58) "Taxes" means taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any
          Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof (including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, valued-added, excise, stamp, withholding, premium, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, surtaxes, customs duties and import and export taxes, licence, franchise and registration fees and employment insurance, health insurance and Canada, Quebec and other government pension plan premiums or contributions), and "Tax" has a corresponding meaning.

     (59) "Tax Returns" has the meaning attributed to that term in Section 4.1(31).

     (60) "Term Loan Agreement" means the Term Loan Agreement entered into on February 26, 2002 between Caisse Populaire Desjardins de l'Ouest de Longueuil, as lender, and 3652327 Canada Inc. (currently known as B.P. Water), as borrower, in the amount of $650,000.00 bearing interest at a variable rate consisting of the Caisse centrale Desjardin's preferred rate plus 1.50% percentage point per annum, payable 60 consecutive and monthly payments of $4,513.89, and the immoveable hypothec registered in the cadastre of Quebec, Registration division of Chambly, under number 1,125,405.

     (61) "Termination  Letter"  has the  meaning  attributed  to  that  term in
          Section 3.2(11).

     (62) "Third Party Claim" has the meaning attributed to that term in Section 5.4(1).

     (63) "Transactions" means the transactions contemplated by this Agreement.

     (64) "Vendor's Shares" means, with respect to a Vendor, the number of the Purchased Shares set out opposite that Vendor's name on Schedule 1.1(49).

     (65) "Vendors" means collectively Gestion Leroux, Rustico, 9089, Tanguay, Dube and Kelley and a "Vendor" means either of them.

1.2  Construction

     This Agreement has been negotiated by each Party with the benefit of legal representation, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not apply to the construction or interpretation of this Agreement.

1.3  Certain Rules of Interpretation

     In this Agreement:

     (1)  the division  into Articles and Sections and the insertion of headings
          are  for   convenience  of  reference  only  and  do  not  affect  the construction or interpretation of this Agreement;

     (2) the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular portion of this Agreement; and

     (3)  unless specified otherwise or the context otherwise requires:

          i) references to any Article, Section or Schedule are references to the Article or Section of, or Schedule to, this Agreement;

          ii) "including" or "includes" means "including (or includes) but is not limited to" and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

          iii) references to any legislation, statutory instrument or regulation or a section thereof, unless otherwise specified, is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time.

1.4  Computation of Time

     In this Agreement, unless specified otherwise or the context otherwise requires:

          a) a reference to a period of days is deemed to begin on the first day after the event that started the period and to end at 5:00 p.m. on the last day of the period, but if the last day of the period does not fall on a Business Day, the period ends at 5:00 p.m. on the next Business Day;

          b)   all references to specific dates mean 11:59 p.m. on the dates;

          c) all references to specific times shall be references to Montreal, Canada time; and

          d) with respect to the calculation of any period of time, references to "from" mean "from and excluding" and references to "to" or "until" mean "to and including".

1.5  Performance on Business Days

     If any action is required to be taken pursuant to this Agreement on or by a specified date that is not a Business Day, the action is valid if taken on or by the next Business Day.

1.6  Currency and Payment

     In this Agreement, unless specified otherwise:

     (1)  references to dollar amounts or "$" are to Canadian dollars; and

     (2) any payment is to be made by negotiable cheque certified by a chartered bank, an official bank draft drawn on a chartered bank, wire transfer or any other method (other than cash payment) that provides immediately available funds.

1.7  Accounting Terms

     In this Agreement, unless specified otherwise, each accounting term has the meaning assigned to it under GAAP.

1.8  Schedules

     The following Schedules are attached to and form part of this Agreement:

     Schedule 1.1(46)f)      Permitted Encumbrances
     Schedule 1.1(49)        Purchased Shares
     Schedule 1.1(51)        Amalgamation Agreement
     Schedule 2.2            Purchase Price Allocation
     Schedule 2.5            Calculation of the Indebtedness and the Closing
                             Working Capital
     Schedule  3.4(1)d)      Third party Approvals
     Schedule 3.5(1)i)       Release of guarantees
     Schedule 4.1(5)         Encumbrances on Purchased Shares
     Schedule 4.1(13)        Authorizations and Consents
     Schedule 4.1(14)        Assets of the Corporation
     Schedule 4.1(16)        Immoveable Property
     Schedule 4.1(17)        Intellectual Property

     Schedule 4.1(18)        Outstanding IP Licenses
     Schedule 4.1(19)        Title to Intellectual Property
     Schedule 4.1(20)        Infringement
     Schedule 4.1(21)        Domain Names
     Schedule 4.1(23)        Employees
     Schedule 4.1(28)        Financial Statements
     Schedule 4.1(29)        Changes since January 31st, 2005
     Schedule 4.1(30)        Tax Matters
     Schedule 4.1(34)        Insurance
     Schedule 4.1(35)        Health and Safety Matters
     Schedule 4.1(39)        Material Contracts and Other Contracts
     Schedule 4.1(42)        Litigation
     Schedule 4.1(43)        Customers
     Schedule 4.1(44)        Suppliers
     Schedule 4.1(45)        Transactions with Affiliates
     Schedule 6.3            Assumed Liabilities


                                   ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED SHARES

2.1  Purchase and Sell

     Upon Closing on the Closing Date, the Vendors shall sell to the Purchaser and the Purchaser hereby purchases from the Vendors, the Purchased Shares, constituting 100% of the issued and outstanding shares in the capital of the Corporation, free and clear of all Encumbrances.

2.2  Purchase Price Allocation

     Subject to the terms and conditions of this Agreement, the aggregate purchase price (the "Purchase Price") to be paid by the Purchaser to the Vendors for the Purchased Shares is $1,500,000, subject to any adjustments as hereinafter provided, and shall be allocated in accordance with Schedule 2.2.

2.3  Payment of Purchase Price

     Subject to any adjustments as described in this Article 2, the Purchaser shall pay and satisfy the Purchase Price as follows:

     (1) as to the amount of $1,200,000, payment at Closing Date (the "Initial Payment") by the Purchaser to Belanger Sauve LLP in trust for the benefit of the Vendors to be disbursed in the proportions set out in
          Schedule 2.2; it being understood that the Initial Payment will be subject to adjustment as set forth in Section 2.4 below;

     (2) as to the amount of $150,000 (the "Adjustment Amount"), it shall be deposited at Closing by the Purchaser with Belanger Sauve L.L.P. to be held in trust and which Adjustment Amount shall be released and disbursed to the appropriate Parties in accordance with the terms provided for in Section 2.3 (3);

     (3) if the Closing Working Capital (as determined below in Section 2.5) equals or exceeds $350,000 and the Indebtedness (as determined in Section 2.5) equals or is less than $540,000, then the Adjustment Amount shall be disbursed by Belanger Sauve, L.L.P. to the Vendors within 5 Business Days of receipt of the Closing Financial Statements provided under Section 2.5 in the proportions set out in Schedule 2.2. However, if the Closing Working Capital is less than $350,000 or the Indebtedness is greater than $540,000, then the Adjustment Amount or any amount thereof as determined pursuant to Section 2.5 shall be disbursed, as the case may be, either to the Purchaser or to the Vendors in the proportions set out in Schedule 2.2 within the delays set forth in Section 2.5;

     (4) as to the amount of $75,000 (subject to reduction pursuant to Section 5.11), payment on the first anniversary date of the Closing Date (the "First Subsequent Payment") by the Purchaser to the Vendors in the proportions set out in Schedule 2.2;

     (5) as to the amount of $75,000 (subject to reduction pursuant to Section 5.11), payment on the second anniversary date of the Closing Date (the "Second Subsequent Payment") by the Purchaser to the Vendors in the proportions set out in Schedule 2.2.

2.4 Adjustment to the Adjustment Amount based upon the Indebtedness and the Closing Working Capital

     (1) If the Closing Financial Statements shows that the Indebtedness exceeds $540,000, then the Adjustment Amount shall be reduced by an amount equal to such excess. If the Indebtedness equals or is less than $540,000, there will be no adjustment on that account.

     (2) In the event that the Closing Working Capital is less than $350,000, then the Adjustment Amount shall be reduced by an amount equal to such shortfall. If the Closing Working Capital equals or exceeds $350,000, there will be no adjustment on that account.

2.5  Payment of the Adjustment to the Initial Payment

     (1)  The Corporation and the Purchaser shall cause the Retained Accountants
          i) to prepare, within forty-five (45) Business Days after the Closing Date, the Closing Financial Statements and ii) based upon such Closing Financial Statements, to calculate and determine the Indebtedness and the Closing Working Capital as at the Closing Date. The Indebtedness and the Closing Working Capital shall be calculated as specified in
          Schedule 2.5 attached hereto. Upon receipt from the Retained Accountants of the Closing Financial Statements, the Purchaser, on the one hand, and each of the Vendors, on the other hand, shall have ten
          (10) Business Days to provide a written notice of contestation of the determination of the Indebtedness or the Closing Working Capital calculation. If none of the Purchaser or the Vendors provides a written contestation within the prescribed period, then the Closing Financial Statements, the Indebtedness and the Closing Working Capital shall be deemed final and accepted.

     (2) In the event of a disagreement between the Purchaser and any of the Vendors with regard to the Closing Financial Statements, the Indebtedness or the Closing Working Capital, the relevant Parties undertake, following a written notice to the other Parties, to submit the disagreement to arbitration in accordance with the provisions of the Code of civil procedure of the province of Quebec under sections 940 to 947.4 inclusively and the provisions included herein aside at the exclusion of any other remedy available before the civil courts.

     (3) Within ten (10) days following the receipt of the arbitration written notice as provided in Subsection 2.5(1) hereinabove, as the case may be, the relevant Parties shall appoint, by mutual agreement, an independent arbitrator which shall be a chartered accountant working within a large firm having an office in Montreal. Unless the Parties agree within the prescribed delay to appoint the arbitrator, any Party shall be entitled to ask the Court to make appointment.

     (4) The arbitration sessions shall be held in Montreal in a location chosen by the Parties or in case of a disagreement, by the arbitrator. Other than the requirement that the proceedings be held in English, the arbitrator shall have the authority to determine his own rules of procedure and shall render his arbitration award in writing. The allocation of the arbitration fees and allowances shall be determined within the arbitration award.

     (5) The arbitrator shall render his arbitration award and notify the Parties within a thirty (30) days delay from the date when the dispute was submitted to him, unless such a delay is otherwise determined by mutual agreement by the Parties or the arbitrator.

     (6) The arbitration award shall be final and without appeal. The award shall be binding upon the Parties and the provisions of the Code of civil procedure of the province of Quebec under sections 940 to 946.6 shall prevail.

     (7) Any payment owed by the Vendors under this Section 2.5 shall be paid by the Vendors in the proportions set out in Schedule 2.2 as follows:

          a) first out of the Adjustment Amount within five (5) Business Days of the expiration of the period of contestation stated above or of receipt of the arbitration award from the arbitrator as set forth in Subsection 2.5(5), as the case may be;

          b) if the total amount by which the Closing Working Capital is less than $350,000 and the Indebtedness is greater than $540,000 exceeds the Adjustment Amount, then the difference shall be paid by the Vendors within thirty (30) Business Days of the expiration of the period of contestation stated above or of receipt of the arbitration award from the arbitrator as set forth in Subsection 2.5(5), as the case may be;

     (8) If the amount owed by the Vendors under this Section 2.5 is less than the Adjustment Amount, then the difference shall be disbursed among the Vendors in the proportions set out in Schedule 2.2 within five (5) Business Days of the final determination of the Indebtedness and the Closing Working Capital.

2.6  Letters of Credit

     Subject to the terms set forth in Section 2.5, the payment of the First Subsequent Payment and the Second Subsequent Payment shall be secured by two irrevocable standby letters of credit of $75,000 (subject to reduction pursuant to Section 5.11) each issued as at or prior to Closing, at the Corporation's cost, to the benefit of the Vendors and payable subject to the terms of this Agreement. The first letter of credit shall be cancelled promptly after the payment of the First Subsequent Payment and the second letter of credit shall be cancelled promptly after the payment of the Second Subsequent Payment.

                                   ARTICLE 3
                              CLOSING ARRANGEMENTS

3.1  Closing

     The Closing shall occur on October 7, 2005 in Montreal, or at such other time and place as may be agreed between the Parties.

3.2  Vendors' Closing Deliveries

     On or prior to the Closing Date, the Vendors shall deliver or cause to be delivered to the Purchaser the following:

     (1) certificates representing the Purchased Shares, accompanied by share transfer powers duly executed in blank or duly executed instruments of transfer, and all such other assurances, consents and other documents as the Purchaser may reasonably request to effectively transfer to the Purchaser title to the Purchased Shares free and clear of all Encumbrances;

     (2) a certified copy of a resolution of the board of directors of the Corporation consenting to the transfer of the Purchased Shares from the Vendors to the Purchaser as contemplated by this Agreement and authorizing the execution, delivery and performance of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by the Corporation;

     (3) a certificate duly executed by each of the Vendors (or officer thereof, as the case may be) in respect of their representations, warranties and covenants herein as at the Closing Date;

     (4) releases by the Vendors as shareholders, directors, officers and/or employees of the Corporation as at the Closing Date;

     (5) written resignations of all the directors and officers of the Corporation, in each case with effect from the Closing Date;

     (6) a Termination Agreement in respect of the current shareholders' agreement;

     (7) a Termination Agreement in respect of the Distribution Agreement dated March 24, 2004 among Pure Water Technologies Inc. and Bi-Eau Pure;

     (8) the Non-Competition Agreements, duly executed by the parties to those agreements;

     (9)  the Books and Records of the Corporation;

     (10) the Employment Agreement, duly executed by Stephane Dube;

     (11) a Termination Letter signed by Mr. Mathieu Dube and Mrs. Christiane Dube (the "Termination Letter") in respect of the Consulting Agreement entered into as of January 1st, 2001 between Bi-Eau Pure and Mr.
          Mathieu Dube and the Assignment of Rights Agreement entered into between Mr. Mathieu Dube, Mrs. Christiane Dube and Bi-Eau Pure, dated as at January 11, 2001, the whole conditional to the payment by the Purchaser to Mr. Mathieu Dube and Mrs. Christiane Dube of an aggregate amount of $200,000.00 as provided for in Section 6.6 of this Agreement; and

     (12) such other documentation as the Purchaser may reasonably request in order to establish the completion of the Transactions and the taking of all corporate proceedings in connection with the Transactions (as to certification and otherwise), in each case in form and substance satisfactory to the Purchaser, acting reasonably.

3.3  Purchaser's Closing Deliveries

     On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Vendors the following:

     (1)  payment of the amounts  required to be paid on the Closing  Date under
          Section 2.3;

     (2) a certified copy of a resolution of the board of directors of the Purchaser consenting to the acquisition of the Purchased Shares from the Vendors as contemplated by this Agreement and authorizing the execution, delivery and performance of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by the Purchaser;

     (3) a certificate duly executed by an officer of the Purchaser in respect of the Purchaser's representations, warranties and covenants herein as at the Closing Date;

     (4)  the Employment Agreement duly executed by the Corporation;

     (5) payment on the Closing Date of the amount owed under the Termination Letter to Mr. Mathieu Dube and Mrs. Christiane Dube against receipt of a full and final release by Mr. Mathieu Dube and Mrs. Christiane Dube in favour of the Purchaser and the Corporation;

     (6) two letters of credit of $75,000 each issued by City National Bank to the benefit of the Vendors as provided for in Section 2.6;

     (7) four letters of credit of $25,000 each issued by City National Bank to the benefit of Mr. Mathieu Dube and Mrs. Christiane Dube respectively as provided for in Section 6.6;

     (8) such other documentation as the Vendors may reasonably request in order to establish the completion of the Transactions and the taking of all corporate proceedings in connection with the Transactions (as to certification and otherwise), in each case in form and substance satisfactory to the Vendors, acting reasonably.

3.4  Purchaser's Conditions

     (1) The Purchaser shall be obliged to complete the Transactions only if each of the following conditions precedent has been satisfied in full at or before the Closing Date (each of which conditions precedent is acknowledged to be for the exclusive benefit of the Purchaser):

          a) all of the representations and warranties of each of the Vendors made in this Agreement shall be true and correct as at the Closing Date with the same effect as if made at and as of the Closing Date (except as those representations and warranties may be affected by events or transactions (i) expressly permitted by this Agreement, (ii) that do not have a Materially Adverse Effect and arise in the Ordinary Course of the Business, or (iii) approved in writing by the Purchaser);

          b) the Vendors shall have complied with or performed all of the obligations, covenants and agreements under this Agreement to be complied with or performed by the Vendors or either of them at or before the Closing Date, including the Vendors' Closing deliveries specified in Section 3.2, to the satisfaction of the Purchaser, acting reasonably;

          c) all Approvals required from all relevant Governmental Authorities to permit the completion of the Transactions shall have been obtained, if any;

          d) all third party Approvals (except as described in Schedule 3.4(d) shall have been obtained, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

          e) all documentation relating to the Transactions is satisfactory to the Purchaser, acting reasonably;

          f) there shall be no injunction or restraining order issued preventing, and no pending or threatened Claim, against any Party, for the purpose of enjoining or preventing, the completion of the Transactions or otherwise claiming that this Agreement or the completion of the Transactions is improper or would give rise to a Claim under any Applicable Law;

          g)   Stephane   Dube  shall  have  duly  executed  and  delivered  the
               Employment Agreement;

          h) Mr. Mathieu Dube and Mrs. Christiane Dube shall have delivered a full and final release to the Purchaser and the Corporation, subject to the payment of the amount owed by the Purchaser to Mr. Mathieu Dube and Mrs. Christiane Dube under the Termination Letter;

          i) the Distribution Agreement dated March 24, 2004 among Pure Water Technologies Inc. and Bi-Eau Pure shall have been terminated;

          j)   the  Vendors  and  the  other  parties  to  the   Non-Competition
               Agreements (other than the Purchaser and the Corporation) shall have executed and delivered those agreements;

          k) the Corporation shall have completed the Reorganization in form and substance satisfactory to the Purchaser;

          l) the Corporation shall be the registered and beneficial owner of, and have good and marketable title to, the Immovable Property, free and clear of any Encumbrances except for Permitted Encumbrances;

          m) Gestion Leroux shall have obtained full and final release of all Encumbrances affecting its Purchased Shares, as more fully described in Schedule 4.1(5).

     (2) If any of the conditions in this Section 3.4(1) shall not be satisfied or fulfilled in full at or before the Closing Date to the satisfaction of the Purchaser, acting reasonably, the Purchaser in its sole discretion may, without limiting any rights or remedies available to the Purchaser at law or in equity, either:

          a) terminate this Agreement by notice in writing to Stephane Dube, 900 Sagard Street, St-Bruno-de-Montarville, Quebec, Canada, J3V 6C2, except with respect to the obligations contained in Sections
               6.1 and 6.2 which shall survive that termination; or

          b) waive compliance with any such condition in whole or in part by notice in writing to Stephane Dube, 900 Sagard Street, St-Bruno-de-Montarville, Quebec, Canada, J3V 6C2, except that no such waiver shall operate as a waiver of any other condition.

3.5  Vendors' Conditions

     (1) The Vendors shall be obliged to complete the Transactions only if each of the following conditions precedent has been satisfied in full at or before the Closing Date (each of which conditions precedent is acknowledged to be for the exclusive benefit of the Vendors):

          a) all of the representations and warranties of the Purchaser made in this Agreement shall be true and correct as at the Closing Date with the same effect as if made at and as of the Closing Date (except as those representations and warranties may be affected by events or transactions expressly permitted by or resulting from the entering of this Agreement);

          b) the Purchaser shall have complied with or performed all of the obligations, covenants and agreements under this Agreement to be complied with or performed by the Purchaser at or before the Closing Date, including the Purchaser's Closing deliveries specified in Section 3.3, to the satisfaction of the Vendors, acting reasonably;

          c) there shall be no injunction or restraining order issued preventing, and no pending or threatened Claim against any Party for the purpose of enjoining or preventing, the completion of the Transactions or otherwise claiming that this Agreement or the completion of the Transactions is improper or would give rise to a Claim under any Applicable Law;

          d) all documentation relating to the Transactions is satisfactory to the Vendors, acting reasonably;

          e) the Corporation shall have duly executed and delivered the Employment Agreement;

          f) the Purchaser shall have paid to Pure Water Technologies Inc. the amounts mentioned in Section 6.3;

          g) the Purchaser shall have paid to Mr. Mathieu Dube and Mrs. Christiane Dube, at the Closing, the amount owed to them under the Termination Letter;

          h)   the  Purchaser  shall  have  taken  all  necessary   measures  to
               reimburse all amounts owed to the Creditors.

          i) the Purchaser shall have obtained full and final releases of all guarantees granted by any of the Vendors in favour of Caisse Populaire Desjardins de l'Ouest de Longueuil pursuant to the Line of Credit as more fully described in Schedule 3.5(1)i).

     (2) If any of the conditions in this Section 3.5(1) shall not be satisfied or fulfilled in full at or before the Closing Date to the satisfaction of the Vendors, acting reasonably, the Vendors in their sole discretion may, without limiting any rights or remedies available to the Vendors, either:

          a) terminate this Agreement by notice in writing from Stephane Dube to the Purchaser, except with respect to the obligations contained in Sections 6.1 and 6.2 which shall survive that termination; or

          b) waive compliance with any such condition in whole or in part by notice in writing from Stephane Dube to the Purchaser, except that no such waiver shall operate as a waiver of any other condition.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1  Representations and Warranties of the Vendors

     The Vendors solidarily represent and warrant to the Purchaser as follows as of the date of this Agreement and as of the Closing Date and acknowledge that the Purchaser is relying on these representations and warranties in connection with its purchase of the Purchased Shares:

     (1) Holdings Organization and Status. Gestion Leroux is a corporation duly incorporated and organized, and is validly subsisting under the laws of the Province of Quebec and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction. Rustico is a corporation duly incorporated and organized, and is validly subsisting under the laws of Canada and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction. 9089 is a corporation duly incorporated and organized, and is validly subsisting under the laws of the Province of Quebec and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction.

     (2)  Corporate  Power.  Each of Gestion  Leroux,  Rustico  and 9089 has all
          necessary power and authority to own or lease or dispose of its undertakings, property and assets (including its Vendor's Shares), to enter into this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it, and to perform its obligations hereunder and thereunder.

     (3) Authorization. All necessary corporate action has been taken by each of Gestion Leroux, Rustico and 9089 or on its part to authorize its execution and delivery of this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder.

     (4) Enforceability. This Agreement has been duly executed and delivered by each of the Vendors and (assuming due execution and delivery by the Purchaser) is a legal, valid and binding obligation of it enforceable against each of the Vendors in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Each of the contracts, agreements and instruments required by this Agreement to be delivered by each or any of the Vendors will at the Closing have been duly executed and delivered by it and (assuming due execution and delivery by the other parties thereto) will be enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

     (5) Ownership of Vendor's Shares. Each of the Vendors is the registered and beneficial owner of its Vendor's Shares, with good and marketable title thereto, free and clear of all Encumbrances, and has the exclusive right to dispose of its Vendor's Shares as provided in this Agreement. None of the Purchased Shares is subject to (i) any Contract or restriction which in any way limit or restrict the transfer to the Purchaser of Purchased Shares other than the transfer restrictions in the Corporation's articles and (ii) any voting trust, pooling agreement, shareholder agreement, voting agreement or other Contract, arrangement or understanding with respect to the voting of Purchased Shares (or any of them). On completion of the Transactions, none of the Vendors will have any other ownership interest in the Corporation, whether direct or indirect, actual or contingent, and the Purchaser shall have good title to all of Purchased Shares, free and clear of all Encumbrances.

     (6) Bankruptcy. None of the Vendors is an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) and none of them has made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. None of the Vendors has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of it or any of the Vendors' undertakings, property or assets (including its Vendor's Shares) and no execution or distress has been levied on any of the Vendors' undertakings, property or assets (including its Vendor's Shares), nor have any proceedings been commenced in connection with any of the foregoing.

     (7) Absence of Conflict - Vendors. The execution, delivery and performance by each of the Vendors of this Agreement and the completion of the Transactions will not (whether after the passage of time or notice or both), result in:

          a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any Vendor's obligations, under:

               >> any Contract to which it is a party or by which any of its undertakings, property or assets is bound or affected;

               >> if applicable, any provision of its Constating Documents or resolutions of its board of directors (or any committee thereof) or shareholders;

               >> any Approval issued to it, held by it, for its benefit or necessary to the ownership of its Vendor's Shares; or

               >>   any Applicable Law;

          b) the creation or imposition of any Encumbrance over any of its Vendor's Shares; or

          c) the requirement of any Approval from any Person, except the Creditors.

     (8) Litigation. There are no Claims (whether or not purportedly on its behalf) pending or outstanding or threatened against any of the Vendors which could affect its Vendor's Shares or its ability to perform its obligations under this Agreement.

     (9) Residence. Each of the Vendors is a resident of Canada for purposes of the Tax Act.

     (10) Validity of Reorganization. Any and all documents or transactions in connection with the Reorganization have been duly executed, delivered or performed by each of B.P. Water, Bi-Eau Pure, Sagard and SDLT and, more particularly, (i) have been duly authorized by all necessary corporate action of each such entity, (ii) do not and will not violate or conflict with or result in the breach of any provision of the Constating Documents of any such entity, (iii) do not and will not (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon any such entity or its assets or business operations pursuant to any agreement or contract by which any such entity or its assets or business operations are bound or (iv) do not and will not violate or conflict with any Applicable Law to which any such entity is subject, or by which any of the assets or business operations of such entity may be bound or affected.

     (11) Organization and Status of Corporation. The Corporation has full requisite power and authority (corporate or otherwise) to execute, deliver and perform all the instruments and documents contemplated hereby to be executed and delivered by the Corporation, to perform its obligations hereunder and thereunder, and to consummate the
          Transactions contemplated hereby and thereby. The Corporation has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Corporation. The execution, delivery and performance by the Vendors of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Corporation, and the consummation by the Corporation and the Vendors of the Transactions contemplated hereby and thereby do not and will not (i) violate or conflict with or result in the breach of any provision of the Constating Documents of the Corporation, (ii) (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon the Corporation or its assets pursuant to any agreement or contract by which the Corporation or its Assets are bound, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect, or (iii) violate or conflict with any Applicable Law to which the Corporation is subject, or by which the Business or any of the Assets may be bound or affected, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. This Agreement has been, and the other instruments and documents contemplated hereby to be executed and delivered by the Corporation at the Closing will, at the Closing, have been, duly executed and delivered by the Corporation, and constitute (or will constitute at the Closing, as applicable) legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

          The Corporation (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of Canada, (ii) has all requisite corporate power and authority to own and operate its Assets and conduct the Business as they are now being operated and conducted,
          (iii) is in good standing and is duly qualified to transact business in the Province of Quebec and in any other jurisdiction in which the Corporation's ownership or use of its Assets or the conduct of the Business requires it to be so qualified, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. The Corporation has previously delivered or made available to the Purchaser true and correct copies of the Certificate of Amalgamation and the by-laws of the Corporation and all amendments thereto. The Corporation has no subsidiaries or any investments in, or joint venture arrangements with, any other Person.

     (12) Capitalization. The Purchased Shares listed on Schedule 1.1(49) represent all of the issued and outstanding shares in the capital of the Corporation. The Purchased Shares are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants, commitments or other agreements outstanding which could result in the issue of, or accord to any Person the right to call for the issue of, any shares in the capital of the Corporation, nor are there any securities or obligations which are convertible into or exchangeable for any shares in the capital of the Corporation.

     (13) Compliance with Applicable Laws, Permits and Consents. The Corporation is in compliance with all Applicable Laws, except for such non-compliance as would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect.

          The Corporation owns, or has full rights under, all franchises, licenses, permits, consents, approvals and authorizations of any Governmental Authority which are necessary for the conduct of the Business as currently conducted, all of which are listed on Schedule 4.1(13) hereto. Each of the foregoing is in full force and effect, and the Corporation is in compliance with all of its obligations with respect thereto, and no event has occurred which permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation or early termination of any of the foregoing, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

          Except as set forth in Schedule 4.1(13) hereto, no filing, consent, waiver, approval or authorization of any Governmental Authority or of any third party is required to be made or obtained on the part of the Corporation in connection with the execution, delivery and performance by the Corporation of this Agreement or the consummation by the Corporation of the Transactions contemplated hereby.

     (14) Assets of the Corporation. Schedule 4.1(14) hereto contains descriptions of i) all vending machine equipment, including serial numbers; and ii) all items of tangible personal property of every kind or description owned or leased by the Corporation having a current net book value in excess of $5,000.

     (15) Title to Assets. The Corporation has good title to, or holds by valid and existing leases or licenses for, all of its Assets free and clear of all Encumbrances, except for the Permitted Encumbrances. The Corporation's tangible assets are in good operating condition and repair, reasonable wear and tear excepted. Such tangible assets are sufficient to conduct the Business as now conducted.

     (16) Immoveable Property. Schedule 4.1(16) attached hereto is a true and complete list of all the immoveable property owed or leased by the Corporation and sets forth the legal descriptions thereof. There are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of the Immoveable Property or which would restrict the ability of the Corporation to transfer the Immoveable Property.

          The Corporation is the registered and beneficial owner of, and has good and marketable title to the Immoveable Property, free and clear of any Encumbrances except for Permitted Encumbrances and for the rights of usage, rights of usufruct, zoning restrictions, servitudes, and other restrictions that run with the land and minor title defects (if any) which do not, in the aggregate, materially adversely affect the validity of title to or the value or marketability of the Immoveable Property or materially adversely affect the use of the Immoveable Property as such property is presently used by the Corporation in connection with the Business.

          No part of the Immoveable Property encroaches on any property owned by others. The Immoveable Property, the current uses thereof and the conduct of the Business comply with all federal, provincial and municipal regulations, statutes, enactments, laws and by-laws including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire, public health and safety. No part of the Immoveable Property has been taken or expropriated by any federal, provincial, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced.

          The Corporation has not been required by any Governmental Authority to
          (i) alter the Immoveable Property in a material way in order to be in compliance with Environmental Laws or (ii) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about or in connection with any real property.

          There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Immoveable Property.

          There are no major repairs required to the structure or building systems of the Immoveable Property and the electrical, mechanical, plumbing, heating, air conditioning, ventilating, security and other systems serving the building comprising the Immoveable Property are in good working order.

     (17) Intellectual Property. Schedule 4.1(17) hereto contains a true, accurate and complete list of all the Intellectual Property which is now owned, used or held for use by the Corporation. The Corporation has sole and exclusive beneficial and record ownership and legal title of all Intellectual Property set forth on Schedule 4.1(17) as being owned by the Corporation, free and clear of Encumbrances (including any rights or claims of present or former employees, consultants, officers and directors of the Corporation or any other Person), except Permitted Encumbrances, and of any obligations to pay royalties or other remuneration to any Person.

     (18) Outstanding IP Licenses. Schedule 4.1(18) hereto further sets forth a true, accurate and complete list of all Outstanding IP Licenses, identifying the other parties thereto and the subject matter and date thereof, any royalty or other payment obligations, the term thereof, and any exclusivity obligations. No Outstanding IP License requires any payment of any nature, cash or non-cash, or approval from, any past or present officer, director, shareholder or Affiliate of the Corporation.

     (19) Title to Intellectual Property. Except as set forth in Schedule 4.1(19) hereto, or as do not individually or in the aggregate have a Material Adverse Effect, (i) the Corporation has sufficient title, ownership or IP Licenses of Intellectual Property necessary for its Business as now conducted without any conflict with or infringement of the rights of others, and (ii) such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby.

     (20) Infringement. Except as set forth in Schedule 4.1(20) hereto, or as do not individually or in the aggregate have a Material Adverse Effect,
          (i) the Corporation has not been nor is now interfering with, infringing upon, misappropriating, or otherwise in conflict with or violating any intellectual property rights of other Persons, (ii) the Corporation has not received any communications alleging that the Corporation has violated or, by conducting its Business, would violate any of the intellectual property rights of any other Person and (iii) to the Knowledge of the Vendors, there is no basis for the making of any such allegation. There is not pending, nor to the Knowledge of the Vendors, has there been threatened, any Claim to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the Corporation's Intellectual Property. To the Knowledge of the Vendors, no Person is infringing any of the Corporation's Intellectual Property, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

     (21) Domain Names. Schedule 4.1(21) hereto sets forth a complete list of all Domain Names now used by the Corporation. All such Domain Names are currently registered and in good standing, and the Corporation is shown on the records of the registrar thereof as the sole owner thereof. The Corporation has not received notice or communication stating that any Person is challenging the right of the Corporation to use any such Domain Name.

     (22) Software. All Software which has been used and which is now being used by the Corporation has and is being used in compliance with all applicable IP License requirements, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

     (23) Employees. Schedule 4.1(23) hereto sets forth a complete and correct list of the name, job title, base salary or wage rate and bonus entitlement of each of the Corporation's current employees and whether or not each such employee is actively at work and, if not, the reason that such employee is not actively at work.

          No employees are or ever have been represented by a union or other labor organization or association, and to the Knowledge of the Vendors, no such organizing efforts are now being conducted with respect to the employees. The Corporation has not, at any time during the preceding three years, had a strike, lock-out, work stoppage or work slowdown, nor, to the Knowledge of the Vendors, is any such action threatened. The Corporation is not involved in nor, to the Knowledge of the Vendors, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees.

     (24) Charter of the French Language. The Corporation is in compliance with the Charter of the French Language.

     (25) Benefit Plans. The Corporation does not sponsor or maintain, nor has it ever sponsored or maintained, any benefit or pension plan. Neither Bi-Eau Pure, B.P. Water, SDLT nor Sagard has ever sponsored or maintained any benefit or pension plan.

     (26) No Finder's Fees. None of the Vendors nor, to the knowledge of the Vendors, neither the Corporation , Bi-Eau Pure, B.P. Water, SDLT nor Sagard, has taken any action that would cause the Purchaser or the Corporation to become liable to any Claim for a brokerage commissions, finder's fee or other similar arrangement.

     (27) Environmental Matters. Except for such exceptions as would not individually or in the aggregate have a Material Adverse Effect, (a) the Corporation has complied with and is currently in compliance with the provisions of all applicable Environmental Laws; (b) the Corporation has not released any Hazardous Materials into the environment at, on or from any real property owned, used or leased by the Corporation in violation of any Environmental Laws; (c) there are no acts or omissions by the Corporation that are reasonably likely to give rise to Losses under Environmental Laws; (d) there are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Business or any property of the Corporation, nor has the Corporation received notice of any of the same; and (e) the Vendors have delivered to the Purchaser true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to the Corporation of which they are aware.

          Except for such exceptions as would not individually or in the aggregate have a Material Adverse Effect, (a) each of Bi-Eau Pure, B.P. Water, SDLT and Sagard has complied with the provisions of all applicable Environmental Laws; (b) each of Bi-Eau Pure, B.P. Water, SDLT and Sagard has not released any Hazardous Materials into the environment at, on or from any real property owned, used or leased by them in violation of any Environmental Laws; and (c) there are no acts or omissions by any of Bi-Eau Pure, B.P. Water, SDLT or Sagard that are reasonably likely to give rise to Losses under Environmental Laws.

     (28) Financial Statements. Attached hereto as Schedule 4.1(28) are true and complete copies of (i) the reviewed annual financial statements of Bi-Eau Pure as of January 31st, 2004 and January 31st, 2005, and the related reviewed statements of income and cash flows for Bi-Eau Pure for the fiscal years then ended (the "Base Financial Statements"), and
          (ii) the internal unaudited balance sheet of Bi-Eau Pure as of July 31st, 2005, and the related unaudited statement of income and cash flows for Bi-Eau Pure for the interim period from February 1st, 2005 to July 31st, 2005 (the "Interim Financial Statements"). The Base Financial Statements and the Interim Financial Statements are collectively referred to as the "Financial Statements". Also attached hereto as Schedule 4.1 (28) are true and complete copies of i) the internal annual financial statements of SDLT as of August 31, 2005,
          ii) the internal annual financial statements of Sagard as of August 31, 2005, and iii) the internal annual financial statements of B.P. Water as of August 31, 2005;

          The Financial Statements are in accordance with the books and records of Bi-Eau Pure in all material respects. The Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of Bi-Eau Pure as of the dates and for the periods indicated.

          The above-mentioned financial statements of SDLT, Sagard and B.P. Water are each in accordance with their respective books and records in all material respects. These financial statements present fairly in all material respect the financial position and results of operations of each of the above-mentioned entities as of the dates and for the periods indicated.

     (29) Absence of Certain Changes. Except as disclosed in Schedule 4.1(29) attached hereto, since January 31st, 2005, the Corporation and Bi-Eau Pure have carried on the Business only in the Ordinary Course and with respect to each of Bi-Eau Pure, B.P. Water, Sagard, SDLT and the Corporation, there has been no:

          a) event or occurrence that individually or in the aggregate has caused or is reasonably likely to cause a Material Adverse Effect;

          b) physical damage, destruction or loss in an amount exceeding $10,000 in the aggregate affecting the Corporation's assets which is not covered by insurance or remedied within thirty (30) days;

          c) increase in compensation payable or to become payable to any employee, independent contractor, consultant or director of the Corporation, or any bonus payment made or promised to any employee, independent contractor, consultant or director of the Corporation, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting the employees, independent contractors, consultants or directors of the Corporation (other than increases in wages and salaries or bonus payments made in the Ordinary Course);

          d) waiver of any rights by the Corporation under any Contract which waiver could have a Material Adverse Effect on the Corporation;

          e) hypothec, pledge or security interest (other than Permitted Encumbrances) of any of the Assets (except with respect to the refinancing of the debts owed to the Creditors) nor any additional borrowing secured by the Immoveable Property;

          f) sale or transfer of the Assets (including Intellectual Property) except, in each case, in the Ordinary Course;

          g) change in any method of accounting or accounting practice or tax calculating or tax reporting methods or practice except as required by GAAP and Applicable Law as in effect from time to time;

          h) entrance into any material transaction other than in the Ordinary Course;

          i) termination of any material agreement or relationship with any customer or any material change in the terms thereof;

          j) capital expenditure (or commitment therefore) by the Corporation in excess of $5,000 per capital improvement or item;

          k)   labor  union  organizing  activity,   any  actual  or  threatened
               employee strikes, work stoppages, slow-downs or other labor disputes or disturbances or any adverse change in relations with employees;

          l) material tax election or change in tax accounting by the Corporation, except with respect to the Reorganization of the Corporation and Bi-Eau Pure for the purpose of the Transactions contemplated herein and which had been disclosed to the Purchaser;

          m) declaration or payment of any dividend or other distribution by the Corporation in respect of any of its shares or the redemption by the Corporation of any of its shares, except with respect to any payment of dividend, distribution, purchase, issuance or redemption of shares relating to the Reorganization for the purpose of the Transactions contemplated herein and which had been disclosed to the Purchaser; or

          n) authorization, approval, agreement or commitment to do any of the foregoing.

     (30) Tax Matters. Each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation has correctly computed all Taxes owing by it, prepared and duly and timely filed all federal, state, provincial, municipal, local and foreign returns, estimates, information statements, elections, designations, reports and any other filings related to Taxes ("Tax Returns") required to be filed by it, has timely paid all Taxes which are or may become due and payable on or prior to the date hereof and has made adequate provision for Taxes in its respective annual financial statements. Each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation has made adequate and timely instalments of Taxes required to be made. Except as disclosed in Schedule 4.1(30), there are no circumstances which exist and would result in, or which have existed and resulted in Section 80 of the Tax Act applying to the Corporation.

     (31) Tax Returns. All Tax Returns of each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation have been assessed and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return or the payment of any Tax by each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation or any outstanding objections to any assessment or reassessment of Taxes. Any proposed deficiencies have been paid and settled. There are no liens for Taxes on the Assets.

     (32) Payment of Taxes. Each of Bi-Eau Pure, B.P. Water, SDLT and Sagard and the Corporation has collected from each receipt from any of the past and present customers (or other Persons paying amounts to each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation) the amount of all Taxes (including goods and services tax and provincial sales taxes) required to be collected and has paid and remitted such Taxes when due, in the form required under Applicable Laws or made adequate provision for the payment of such amounts to the proper receiving authorities.

     (33) Tax Liabilities. All provisions for Tax liabilities of each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation in the financial statements set forth in Schedule 4.1(28) have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation attributable to periods prior to or ending on the date hereof have been adequately provided for on its respective financial statements set forth in Schedule 4.1(28). Each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation has no liability for Taxes of any Person other than itself.

     (34) Insurance. Schedule 4.1(34) hereto lists all insurance policies owned or held by the Corporation or its predecessors. Such policies afford coverage to the Corporation and its employees, the Assets and the Business in amounts and against all risks normally insured against by Persons possessing similar assets or operating similar businesses in similar locations. All such policies are in full force and effect (and will be maintained in full force and effect through the Closing Date), all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

     (35) Health and Safety Matters. The Corporation is in compliance with the requirements of the Occupational Health and Safety Act, R.S.Q., chapter S-2.1 and the regulations promulgated thereunder, except for such non-compliance as would not individually or in the aggregate have a Material Adverse Effect. The Corporation or its predecessors has not received any citation from the Quebec Worker's Compensation Board or any comparable administration of any province or local jurisdiction (a "Board") or any Board inspector setting forth any respect in which the facilities or operations of the Corporation are not in compliance with Occupational Health and Safety Act, or the regulations under such act, which non-compliance has not been corrected or remedied to the satisfaction of such Board inspector. Schedule 4.1(35) hereto sets forth a list of all citations heretofore issued to Bi-Eau Pure under Occupational Health and Safety Act and correspondence from and to such Board and any Board inspectors during the past five years.

     (36) Undisclosed Liabilities. Bi-Eau Pure has no liabilities or obligations nor had any liabilities or obligations immediately prior the Reorganization of any nature whatsoever (whether known or unknown, accrued, absolute, contingent or otherwise) other than: (i) liabilities and obligations fully reflected on the consolidated balance sheet included in the Interim Financial Statements, (ii) trade payables and similar current liabilities incurred in the Ordinary Course between the date of the balance sheet included in the Interim Financial Statements and the Closing, (iii) liabilities and obligations arising in the Ordinary Course between the date of the balance sheet included in the Interim Financial Statements and the Closing, and (iv) liabilities and obligations otherwise disclosed herein.

     (37) Each of SDLT and Sagard had no liabilities or obligations immediately prior to the Reorganization. B.P. Water had no liabilities or obligations immediately prior to the Reorganization other than the debts owed to the Caisse Populaire Desjardins de l'Ouest de Longueuil, the Banque Laurentienne du Canada and Investissement Quebec, the preferred shares held by its then shareholders and any accrued yet unpaid tax liabilities since February 1, 2005 up until the Reorganization.

     (38) Illegal Practices. Neither the Corporation, Bi-Eau Pure, SDLT, Sagard and B.P. Water nor any shareholder, officer, director, employee, agent or other Person acting on behalf of the Corporation has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, government employee or official or any other Person who is or may be in a position to help or hinder the Corporation in connection with any actual or proposed transaction, which gift or similar benefit: (i) is not reflected in the Base Financial Statements, (ii) constituted a violation of law, a violation of a code of conduct or ethics adopted by the Corporation or a violation of a code of conduct or ethics with which the Corporation has agreed to comply, (iii) if not given in the past, might have materially and adversely affected the Business or the Corporation or which, if not continued in the future, might materially and adversely affect the Business, or the Corporation, or (iv) is likely to have a Material Adverse Effect on the Corporation or the Business.

     (39) Material Contracts and Other Contracts. Except as set out in Schedule 4.1(39), the Corporation is not a party to or bound by:

          a) any distributor, sales, advertising, agency or manufacturer's representative or similar Contract;

          b) any continuing Contract for the purchase of materials, supplies, equipment or services which involves payment under that Contract of more than $5,000;

          c) any employment or consulting contract or any other written Contract with any officer, employee or consultant other than oral Contracts of indefinite hire terminable by the Corporation without cause on reasonable notice;

          d)   any  hypothec,  trust  indenture,   mortgage,   promissory  note,
               debenture, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction;

          e) any agreement of guarantee, indemnification or assumption or any other similar commitment with respect to, the liabilities, obligations, indebtedness, or commitments (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person (except for cheques endorsed for collection);

          f) any Contract for capital expenditures in excess of $5,000 in the aggregate;

          g) any Contract for the sale of any of the Assets or any part of the Business, other than sales to customers in the Ordinary Course;

          h) any confidentiality or non-disclosure Contract (whether the Corporation is a beneficiary or obligor thereunder) relating to any proprietary or confidential information or any non-competition or similar Contract;

          i) any Contract to which the Corporation is a party or by which the Corporation or any of the Assets are bound or attached made in the Ordinary Course which involves or may reasonably involve the payment to or by the Corporation in excess of $5,000 over the term of the Contract (a "Material Contract");

          j) any Contract entered into by the Corporation or its predecessors other than in the Ordinary Course.

          True,  accurate  and  complete  copies  of all  Contracts  set  out in
          Schedule 4.1(39), or where those Contracts are oral, true, accurate and complete summaries of their terms, have been provided to the Purchaser.

     (40) No Default Under Contracts. The Corporation or its predecessors has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any Contract relating to the Business or the Assets (including the Contracts referred to in any Schedule to this Agreement), to which it is a party or by which it is bound or affected. All such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any such Contract. There is no dispute between Bi-Eau Pure, the Corporation or its predecessors on the one hand and any other party on the other hand under any such Contract. Except as disclosed in the Schedules to this Agreement, none of such Contracts contain terms under which the execution or performance of this Agreement would give any other contracting party the right to terminate or adversely change the terms of that Contract or otherwise require the consent of any other Person. None of those Contracts have been assigned, or if applicable subleased, in whole or in part.

     (41) Corporate Records. The minute books of each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation contain true, accurate and complete records of all of its Constating Documents and of every meeting, resolution and corporate action taken by the shareholders and the board of directors. Every meeting reflected therein was properly called and held, and every resolution set forth therein was properly passed. No meeting of shareholders or the board of directors has been held for which minutes have not been prepared and are not contained in those minute books. All corporate proceedings reflected in the minute books of each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation have been conducted or taken in compliance with all Applicable Laws. The share certificate book, register of shareholders, register of directors and officers, securities register and register of transfer of each of Bi-Eau Pure, B.P. Water, SDLT, Sagard and the Corporation are true, accurate and complete in all material respects.

     (42) Litigation. Except as set forth in Schedule 4.1(42), there are no Claims (whether or not purportedly on behalf of the Corporation) pending or, to the Knowledge of the Vendors, threatened against or affecting, Bi-Eau Pure, the Corporation or its predecessors or the Assets. To the Knowledge of the Vendors, there is not any factual or legal basis on which any such Claim might be commenced with any reasonable likelihood of success.

     (43) Customers. Schedule 4.1(43) hereto sets forth a list of the current customers of the Corporation.

     (44) Suppliers. Schedule 4.1(44) hereto sets forth a list of the current top ten (10) suppliers of the Corporation. To the Knowledge of the Corporation, no event, occurrence or fact has occurred which would lead it to believe that any of such suppliers will not continue to supply the current level and type of goods currently being provided to Bi-Eau Pure on similar terms and conditions.

     (45) Transactions with Affiliates. Schedule 4.1(45) hereto sets forth a complete list of all contracts, agreements, leases, arrangements, understandings or commitments to which any shareholder of the Corporation or any Affiliate, on the one hand, and the Corporation and any of its predecessors, on the other hand, is a party.

     (46) Full Disclosure. The Vendors are not aware of, and have no Knowledge of, any facts pertaining to the Corporation or the Business which could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement, the Schedules hereto or the Financial Statements.

4.2  Representations and Warranties of the Purchaser

     The Purchaser represents and warrants to each Vendor as follows as of the date of this Agreement and as of the Closing Date and acknowledges that each Vendor is relying on these representations and warranties in connection with the sale by that Vendor of its Vendor's Shares:

     (1) Organization and Corporate Power. The Purchaser is duly constituted and organized under the laws of the State of Delaware (USA), and is validly subsisting, under the laws of its jurisdiction of incorporation and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction. The Purchaser has all necessary corporate power and authority to acquire the Purchased Shares, to enter into this Agreement and to perform its obligations hereunder.

     (2) Authorization. All necessary corporate action has been taken by or on the part of the Purchaser to authorize its execution and delivery of this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder.

     (3) Enforceability. This Agreement has been duly executed and delivered by the Purchaser and (assuming due execution and delivery by the other Parties) is a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Each of the contracts, agreements and instruments required by this Agreement to be delivered by the Purchaser will at the Closing Date have been duly executed and delivered by it and (assuming due execution and delivery by the other parties thereto) will be enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

     (4) Execution of the Agreement. The execution, delivery and performance by the Purchaser of this Agreement, and the other documents contemplated by this Agreement to which the Purchaser is a party, and the consummation by the Purchaser of the Transactions contemplated hereby and thereby, do not and will not (i) violate, conflict with or result in the breach of any provision of the Constating Documents of the Purchaser or (ii) violate or conflict with any law applicable to the Purchaser or any other restriction of any kind or character to which the Purchaser is subject, except as would not individually or in the aggregate have a Material Adverse Effect on the ability of the Purchaser to perform its obligations under this Agreement.

     (5) Consents. No filing, consent, waiver, approval or authorization of any Governmental Authority or of any third party on the part of the Purchaser is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance by the

          Purchaser of this Agreement or the other documents contemplated by this Agreement to which the Purchaser is a party or the consummation by the Purchaser of any of the Transactions contemplated hereby or thereby, other than those filings required by the Securities Exchange Act of 1934 (including any Form 8-K) and such other filings, consents, waivers, approvals or authorizations as do not individually or in the aggregate have a Material Adverse Effect on the ability of the Purchaser to perform its obligations under this Agreement.

     (6) No Finder's Fees. The Purchaser has not taken any action that would cause any Vendor to become liable to any Claim for a brokerage commission, finder's fee or other similar arrangement.

4.3  Survival of Representations, Warranties and Covenants of the Vendors

     (1) The representations and warranties of the Vendors contained in this Agreement and in any contract, agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement, shall survive Closing and shall continue for the benefit of the Purchaser for the applicable limitation period notwithstanding the Closing or any investigation made by or on behalf of the Purchaser, except that:

          a) the representations and warranties set out in Sections 4.1(1), 4.1(2), 4.1(3), 4.1(4), 4.1(5), 4.1(9), 4.1(11) (insofar as it relates to the due incorporation and organization and the valid existence and corporate power of the Corporation) and 4.1(12) shall survive and continue in full force and effect without limitation of time;

          b) the representations and warranties set out in Sections 4.1(30), 4.1(31), 4.1(32) and 4.1(33) shall survive Closing and continue in full force and effect until, but not beyond, the 90th day following the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Taxes under applicable Tax legislation in respect of any taxation year to which those representations and warranties extend could be issued under that Tax legislation to the Corporation, provided the Corporation did not file any waiver or other document extending that period; and

          c)   the remainder of the  representations  and  warranties set out in
               Section 4.1 shall survive Closing and continue in full force and effect until the 3rd anniversary of the Closing Date.

     (2) The covenants and other obligations of the Vendors contained in this Agreement and in any contract, agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement, to the extent that they have not been fully performed at or prior to the Closing, shall survive Closing and shall continue for the benefit of the Purchaser for the applicable limitation period imposed by Applicable Law notwithstanding Closing.

     (3) Notwithstanding Sections 4.3(1), a Claim for any breach of any of the representations and warranties contained in this Agreement or in any contract, agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentations may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by Applicable Law.

4.4  Survival of the Representations, Warranties and Covenants of the Purchaser

     (1) The representations and warranties of the Purchaser contained in this Agreement and in any contract, agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement, shall survive Closing and shall continue for the benefit of the Vendors for the applicable limitation period notwithstanding the Closing or any investigation made by or on behalf of the Vendors, except that:

          a) the representations and warranties set out in Sections 4.2(1), 4.2(2), 4.2(3) and 4.2(4) shall survive and continue in full force and effect without limitation of time; and

          b)   the remainder of the  representations  and  warranties set out in
               Section 4.2 shall survive Closing and continue in full force and effect until the 3rd anniversary of the Closing Date.

     (2) The covenants and other obligations of the Purchaser contained in this Agreement and in any contract, agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement, to the extent that they have not been fully performed at or prior to the Closing Date, shall survive Closing and shall continue for the benefit of the Vendors for the applicable limitation period imposed by Applicable Law notwithstanding Closing.

     (3) Notwithstanding Section 4.4(1), a Claim for any breach of any of the representations and warranties contained in this Agreement or in any contract, agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentations may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by Applicable Law.

                                   ARTICLE 5
                                 INDEMNIFICATION

5.1  Indemnification by the Vendors

     (1) Subject to this Article 5, the Vendors shall solidarily indemnify and save harmless the Purchaser from any and all Losses suffered or incurred by the Purchaser or the Corporation as a result of or arising directly or indirectly out of or in connection with:

          a) any inaccuracy of or any breach by either of the Vendors of, any representation or warranty of either of the Vendors contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this

               Agreement (except that the Vendors shall not be required to indemnify or save harmless the Purchaser or the Corporation in respect of any inaccuracy or breach of any representation or warranty unless the Purchaser shall have provided notice to the Vendors in accordance with Section 5.4 on or prior to the expiration of the applicable time period related to that representation and warranty set out in Section 4.3); and

          b) any breach or non-performance by either of the Vendors of any covenant or other obligation to be performed by it that is contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement;

          c) any liability or obligation of any nature whatsoever (whether known or unknown, accrued, or absolute, contingent or otherwise) of Sagard or SDLT;

          d)   the  Reorganization,   including,  without  limitation,  any  Tax
               consequence arising therefrom.

5.2  Indemnification by the Purchaser

     (1) Subject to this Article 5, the Purchaser shall indemnify and save harmless the Vendors from any and all Losses suffered or incurred by the Vendors as a result of or arising directly or indirectly out of or in connection with:

          a) any inaccuracy of or any breach by the Purchaser of, any representation or warranty of the Purchaser contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement (except that the Purchaser shall not be required to indemnify or save harmless the Vendors in respect of any inaccuracy or breach of any representation or warranty unless the Vendors shall have provided notice to the Purchaser in accordance with Section 5.4 on or prior to the expiration of the time period set out in
               Section 4.4) and

          b) any breach or non-performance by the Purchaser of any covenant or other obligation to be performed by it that is contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement.

5.3  Obligation to Reimburse

     The Party providing indemnification under this Agreement (the "Indemnifying Party") shall reimburse to the Party being indemnified under this Agreement (the "Indemnified Party") the amount of any Losses suffered or incurred by the Indemnified Party, as of the date that the Indemnified Party incurs any such Losses, together with interest thereon from that date until payment in full, at the rate per annum equal to the prime lending rate of the Royal Bank of Canada from time to time plus three percent (3%), that payment being made without prejudice to the Indemnifying Party's right to contest the basis of the Indemnified Party's Claim for indemnification.

5.4  Notice of Claim

     (1) Promptly on becoming aware of any circumstances, which have given or could give rise to a Claim of indemnification under this Article 5, the Party shall notify the other Parties of those circumstances. That notice shall specify whether the Losses arise as a result of a Claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Losses do not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent the information is available) the factual basis for the Claim and the amount of the Losses, if known.

     (2) If through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give that notice on a timely basis.

5.5  Direct Claims

     With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Direct Claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the Direct Claim as is considered necessary or desirable. For the purpose of that investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied on by the Indemnified Party to substantiate the Direct Claim, together with such information as the Indemnifying Party may reasonably request. If the Parties agree at or prior to the expiry of this thirty (30) day period (or agree to any extension of this period) to the validity and amount of that Direct Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full amount as agreed to by the Parties of the Direct Claim. For clarity, the Purchaser shall be deemed to have incurred or suffered Losses as of and from the Closing Date as a consequence of any reduction in the value of the Purchased Shares resulting from an inaccuracy or breach of any representation or warranty by the Vendors under this Agreement.

5.6  Third Party Claims

     (1) With respect to any Third Party Claim, the Indemnifying Party shall be entitled (but not required), at its expense, to participate in or assume the conduct of the negotiations, settlement or defence of the Third Party Claim and, in that event, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses as a result of that participation or assumption.

     (2) If the Indemnifying Party elects to assume the conduct of the negotiations, settlement or defence of the Third Party Claim, the Indemnifying Party shall be entitled to retain counsel on behalf of the Indemnified Party who is acceptable to the Indemnified Party, acting reasonably, to represent the Indemnified Party of that Third Party Claim. In any Third Party Claim for which the Indemnifying Party elects to assume that conduct, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of that Third Party Claim and to retain separate counsel to act on its behalf but the fees and disbursements of that counsel shall be at the expense of the Indemnified Party unless:

          a) the Indemnified Party determines, acting reasonably, that actual or potential of conflicts of interests exists which makes representation chosen by the Indemnifying Party not advisable (such as where the named parties to that Third Party Claim include both the Indemnifying Party and the Indemnified Party, and the defences available to the Indemnified Party are different or in addition to those available to the Indemnifying Party); or

          b) the Indemnifying Party has authorized the retention of that counsel.

     (3) If the Indemnifying Party, having elected to assume that conduct, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume that conduct, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to that Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by Applicable Law to make a payment to any Person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party shall provide prior written notice of that payment to the Indemnifying Party. Thereafter, the Indemnifying Party shall deposit in trust an amount equal to the payment made by the Indemnified Party. The said amount shall be held in trust by a person chosen by the parties until the Third Party Claim is settled or a ruling is issued.

5.7  Settlement of Third Party Claims

     If the Indemnifying Party fails to assume conduct of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes conduct of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent cannot be unreasonably withheld or delayed, except that the liability of the Indemnifying Party shall be limited to the proposed amount if any such consent is not obtained for any reason and the Indemnified Party shall indemnify and save harmless the Indemnifying Party from and against any Losses resulting from or arising out of the failure of the Indemnified Party to consent to that settlement.

5.8  Co-Operation

     The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect to that Third Party Claim (including supplying copies of all relevant documentation promptly as it becomes available). Where the defence of a Third Party Claim is being undertaken and conducted by the Indemnifying Party, the Indemnified Party shall use all reasonable efforts to make available to the Indemnifying Party, at the request and expense of the Indemnifying Party, those employees of the Indemnified Party whose assistance, testimony or presence is reasonably necessary to assist the Indemnifying Party in evaluating and defending that Third Party Claim.

5.9  Gross-up

     If an Indemnified Party is subject to Tax in respect of the receipt of an amount pursuant to this Article 5, after taking into account any offsetting deduction or tax credit available in respect of the applicable Losses, then the amount payable by the Indemnifying Party shall be increased by an amount (the "Increased Amount") such that the Indemnified Party shall be in the same position after paying Tax on the amount received hereunder, including any Taxes payable on the Increased Amount, as the Indemnified Party would have been in had the Losses giving rise to such payment not arisen and had such amount not been payable.

5.10 Franchise

     The Vendors shall not be liable to the Purchaser and to indemnify the latter in respect of any losses related to or arising out with any misrepresentation or breach of any warranty whatsoever, unless the aggregate amount of all Losses incurred by the Purchaser during the period of warranty exceeds $20,000.00 (the "Aggregate minimum"). In addition, the Vendors shall not be liable to the Purchaser and to indemnify the latter in respect of any loss related to or arising out with any misrepresentation or breach of any warranty whatsoever unless such loss exceeds $2,000.00 (the "Individual Minimum"). However, if the aggregate amount of all the Losses incurred by the Purchaser during the period of warranty equals or exceeds an amount of $20,000.00, the Vendors shall be liable to and shall indemnify the Purchaser for the aggregate amount of all Losses, including the Aggregate minimum and the Individual minimum. The aggregate amount of all such indemnifiable losses shall be limited to the Purchase Price.

5.11 Set off

     Each of the Vendors acknowledges and accepts that the Purchaser shall be entitled to set off the amount of any Claim of the Purchaser against any of them pursuant to this Article 5 against any amount owing by the Purchaser to the Vendors, including pursuant to Article 2.

                                   ARTICLE 6
                            COVENANTS OF THE PARTIES

6.1  Public Announcements

     No Party shall make any public statement or issue any press release concerning the Transactions except as agreed by the Parties acting reasonably or as may be necessary, in the opinion of counsel to the Party making that disclosure, to comply with the requirements of all Applicable Law. If any public statement or release is so required, the Party making the disclosure shall consult with the other Parties before making that statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree on a text for the statement or release that is satisfactory to the Parties.

6.2  Expenses

     Unless specified otherwise in this Agreement, each Party shall pay all expenses (including Taxes imposed on those expenses) it incurs in the authorization, negotiation, preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants. The fees and expenses in connection with the preparation of the Closing Financial Statements shall be borne by the Corporation.

6.3  Assumed Liabilities

     The Purchaser shall be liable to pay to Pure Water Technologies Inc., on the Closing Date, the following amounts: i) the cost related to the return of four (4) water distributor equipments for an aggregate amount of $13,129.02; ii) the reimbursement of the paid deposit for an aggregate amount of $17,460. The Vendors shall be liable to pay to Pure Water Technologies Inc. all the expenses accrued yet unpaid of Pure Water Technologies Inc. relating to the sale, promotion and distribution of the Corporation's products and services as more fully described in Schedule 6.3 attached hereto. The Purchaser shall be liable to pay no later than the Closing Date any and all debts owed to the Creditors.

6.4  Due Diligence Review

     The Purchaser has conducted its due diligence review of Bi-Eau Pure and Bi-Eau Pure has made available its personnel, books and records. Purchaser acknowledges that, exclusive of fraud, any remedies are limited to the Indemnification provided herein under Article 5.

6.5  Release of Suretyship (Guarantee)

     The Purchaser undertakes to obtain, no later than the Closing Date, the full and final release of each of the Vendors for any suretyship, guarantee or collateral security such Vendor may have granted in respect of any obligation of the Corporation or any of its predecessors to any third party (including the Creditors). The Purchaser shall indemnify and hold harmless each of the Vendors of any claim or damages which may arise from any execution of any such suretyship, guarantee or collateral security relating to any obligation of the Corporation whether past, present or future.

6.6  Termination of the Consulting Agreement signed by Mr. Mathieu Dube

     The Consulting Agreement entered into between Bi-Eau Pure and Mr. Mathieu Dube, dated January 1st, 2001 and the Assignment of Rights Agreement entered into between Mr. Mathieu Dube, Mrs. Christiane Dube and Bi-Eau Pure dated January 11, 2001, shall be terminated on the Closing Date, in consideration of a joint payment to Mr. Mathieu Dube and Mrs. Christiane Dube of an aggregate amount of $200,000 (the "Settlement") in settlement of the cancellation of such rights and interests held by Mr. Mathieu Dube and Mrs. Christiane Dube in the said Consulting Agreement and all accrued yet unpaid royalties owed under the said Consulting Agreement, which amount to $215,762.37 as at the date hereof.

     The said amount of $200,000 shall be paid as follows:

     >>   To Mr. Mathieu Dube:

          a) payment at Closing of $10,000 cash and $40,000 deposited with Belanger Sauve in trust to the benefit of Mr. Mathieu Dube to be disbursed on January 1, 2006 at no cost to the Purchaser;

          b)   payment on January 1st, 2007: $25,000 ("First Instalment");

          c)   payment on January 1st, 2008: $25,000 ("Second Instalment").

     >>   To Mrs. Christiane Dube:

          a) payment at Closing of $10,000 cash and $40,000 deposited with Belanger Sauve in trust to the benefit of Mrs. Christiane Dube to be disbursed on January 1, 2006 at no cost to the Purchaser;

          b)   payment on January 1st, 2007: $25,000 ("First Instalment");

          c)   payment on January 1st, 2008: $25,000 ("Second Instalment").

     The Purchaser shall be exclusively liable for the payment of the Settlement to Mr. Mathieu Dube and Mrs. Christiane Dube upon receipt from each of Mr. Mathieu Dube and Mrs. Christiane Dube of a full and final release and acquittance in favour of the Purchaser and the Corporation of all rights and obligations existing under the Consulting Agreement and Assignment of Rights Agreement as at the Closing Date, the whole subject to the payment of the Settlement by the Purchaser to Mr. Mathieu Dube and Mrs. Christiane Dube.

     The payment of the First Instalment and the Second Instalment shall be secured by four irrevocable standby letters of credit of $25,000 each issued as at or prior to Closing, at the Corporation's cost, to the benefit of Mr. Mathieu Dube and Mrs. Christiane Dube and payable subject to the terms herein-above mentioned. The first two letters of credit shall be cancelled promptly after the payment of the First Instalment and the last two letters of credit shall be cancelled promptly after the payment of the Second Instalment.

                                    ARTICLE 7
                                     GENERAL

7.1  No Third Party Beneficiary

     This Agreement is solely for the benefit of the Parties and no third parties shall accrue any benefit, Claim or right of any kind pursuant to, under, by or through this Agreement.

7.2  Entire Agreement

     This Agreement together with the other agreements to be entered into as contemplated by this Agreement (the "Other Agreements") constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and the Other Agreements and supersede all prior correspondence, agreements, negotiations, discussions and understandings, written or oral. Except as specifically set out in this Agreement or the Other Agreements, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, written or oral, statutory or otherwise, that form part of or affect this Agreement or the Other Agreements or which induced any party to enter into this Agreement or the Other Agreements. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made either prior to, concurrently with, or after entering into, this Agreement or any Other Agreement, or any amendment or supplement thereto, by any party to this Agreement or any Other Agreement or its Representatives, to any other Party or its Representatives, except to the extent the representation, warranty, opinion, advice or assertion of fact has been reduced to writing and included as a term in this Agreement or that Other Agreement, and none of the parties to this Agreement or any other Agreement has been induced to enter into this Agreement or any Other Agreement or any amendment or supplement by reason of any such representation, warranty, opinion, advice or assertion of fact. There shall be no liability, either extra-contractual or contractual, assessed in relation to the representation, warranty, opinion, advice or assertion of fact, except as contemplated in this Section.

7.3  Non-Merger

     Except where specifically provided, all provisions of this Agreement shall survive the execution, delivery and performance of this Agreement and Closing.

7.4  Time of Essence

     Time is of the essence of this Agreement.

7.5  Amendment

     This Agreement may be supplemented, amended, restated or replaced only by a written agreement signed by each Party.

7.6  Waiver of Rights

     Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of that right. No single or partial exercise of any such right shall preclude any other or further exercise of that right or the exercise of any other right.

7.7  Jurisdiction

     Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the Province of Quebec in the judicial district of Montreal, except with respect to the terms of the arbitration provided in Section 2.5 of this Agreement.

7.8  Governing Law

     This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the Province of Quebec and the laws of Canada applicable in that province.

7.9  Notices

     (1) Any notice, demand or other communication (in this Section 7.9, a "notice") required or permitted to be given or made under this Agreement must be in writing and is sufficiently given or made if:

          a) delivered in person and left with a receptionist or other responsible employee of the relevant Party at the applicable address set forth below;

          b) sent by prepaid courier service or (except in the case of actual or apprehended disruption of postal service) mail; or

          c) sent by facsimile transmission, with confirmation of transmission by the transmitting equipment (a "Transmission");

          d)   in the case of a notice to the Vendors, addressed to them at:

               Gestion Andre Leroux Inc.
               1992 Jean-Paul Riopelle Street
               Longueuil, Quebec, Canada, J4N 1P6
               Attention:       Andre Leroux

               Rustico Capital Inc.
               4842 Sainte-Catherine West Street
               Westmount, Quebec, Canada, H3Z 1T1
               Attention:       Paul King


               9089-0260 Quebec Inc.
               1072 Richelieu Street
               St-Marc-sur-Richelieu, Quebec, Canada, J0L 2E0
               Attention:       Miguel Doyon


               Lise Tanguay
               1042 Charcot Street, Condo #406
               Boucherville, Quebec, Canada, J4B 8R4


               Richard Dube
               954 Arthur Buies Street
               Sainte-Julie, Quebec, Canada, J3E 4V3


               Dean Kelley
               505 St-Alexandre Street, apt. 40
               Longueuil, Quebec, Canada, J4G 3G3


               with a copy to:

               Belanger Sauve
               1 Place Ville-Marie, Suite 1700
               Montreal, Quebec, Canada, H3B 1C1
               Attention:       Claude Picard
               Facsimile No.:   (514) 878-3053

               and in the case of a notice to the Purchaser, addressed to it at:

               Glacier Water Services Inc.
               1385 Park Center Drive
               Vista, California, 92081
               United States of America
               Attention:       Chief Executive Officer
               Facsimile No.:   (760) 560-0225
               with a copy to:

               Weissmann Wolff Bergman Coleman Grodin & Evall LLP
               9665 Wilshire Boulevard, Suite 900
               Beverly Hills, California, 90212
               United States of America
               Attention:       Howard F. Hart
               Facsimile No.:   (310) 550-7191

     (2) Any notice sent in accordance with this Section 7.9 shall be deemed to have been received:

          a) if delivered prior to or during normal business hours on a Business Day, on the date of delivery;

          b) if sent by mail, on the 5th Business Day in the place where the notice is received after mailing, or, in the case of disruption of postal service, on the fifth Business Day after cessation of that disruption;

          c) if sent by facsimile during normal business hours on a Business Day in the place where the Transmission is received, on the same day that it was received by Transmission, on production of a Transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the relevant facsimile number of the recipient; or

          d)   if sent in any other manner, actual receipt;

          except that any notice delivered in person or sent by Transmission not on a Business Day or after normal business hours on a Business Day, in each case in the place where the notice is received, shall be deemed to have been received on the next Business Day in the place where the notice is received.

     (3) Any Party may change its address for notice by giving notice to the other Parties.

7.10 Assignment

     No Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its rights or obligations under this Agreement to any Person, except that Purchaser may assign any or all of its rights hereunder to any of its Affiliates, but no such assignment shall relieve Purchaser of any obligation hereunder.

7.11 Further Assurances

     Each Party shall promptly do, execute, deliver or cause to be done, executed or delivered all further acts, documents and matters in connection with this Agreement that any other Party may reasonably require, for the purposes of giving effect to this Agreement.

7.12 Severability

     If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to the other Parties or circumstances.

7.13 Successors and Assigns

     This Agreement shall be binding on, and shall enure to the benefit of, the Parties and their respective successors and permitted assigns.

7.14 Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement.

7.15 Effective Date

     Notwithstanding the date of execution of this Agreement, the Parties agree that this Agreement is deemed to take effect as of October 3rd, 2005.

7.16 Language

     The Parties have agreed that this Agreement and all contracts, documents or notices relating to this Agreement be drawn in the English language. Les Parties ont convenu que cette convention et tout contrat, document ou avis y afferent soient rediges en langue anglaise.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement.


Gestion Leroux:                              Rustico:
Gestion Andre Leroux Inc.                    Rustico Capital Inc.


By:                                          By:
    ----------------------------                 ----------------------------
         Andre Leroux                                 Paul King

9089:                                        Kelley:
9089-0260 Quebec Inc.

                                             --------------------------------
By:                                                   Dean Kelly
    ----------------------------
         Miguel Doyon


Tanguay:                                     Dube:


--------------------------------             --------------------------------
Lise Tanguay                                 Richard Dube


Purchaser:
Glacier Water Services Inc.


By:
    ----------------------------